EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Debtors : The Great Atlantic & Pacific Tea Company, Inc. et al. (1)
Case Number: Jointly Administered 10-24549 (RDD)

Monthly Operating Report for the Period:

December 4, 2011 to December 31, 2011

Debtors’ Address:

2 Paragon Drive

Montvale, NJ 07645

Net Loss: $8.1 million

Debtors’ Attorneys:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Telephone: (212) 446-4800

Facsimile: (212) 446-4900

James H.M. Sprayregen, P.C.

Paul M. Basta

Ray C. Schrock

and

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Telephone: (312) 862-2000

Facsimile: (312) 862-2200

James J. Mazza, Jr.

Report Preparer:

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and truthful to the best of my knowledge. (2)

Date: January 27, 2012	/s/ Frederic F. Brace
Frederic F. Brace
Chief Administrative Officer,
Chief Restructuring Officer and
Chief Financial Officer

(1)          See Schedule 1 for a listing of Debtor by case number

(2)          All amounts herein are unaudited and subject to revision.  The Debtors reserve all rights to revise this report.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

(1)          See Schedule 1 for a listing of Debtor by case number.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited – in thousands)

Four Weeks Ended
December 31, 2011

Sales	$548,524
Cost of merchandise sold	(387,545)
Gross margin	160,979
Store operating, general and administrative expense	(153,471)
Income from continuing operations before interest expense and reorganization items	7,508
Interest expense	(10,301)
Reorganization items	(4,978)
Loss from continuing operations before income taxes	(7,771)
Provision for income taxes	(35)
Loss from continuing operations	(7,806)
Discontinued operations:
Loss from operations of discontinued businesses	(320)
Reorganization items	(9)
Loss from discontinued operations	(329)
Net loss	$(8,135)

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

CONSOLIDATED BALANCE SHEET

(Unaudited – in thousands)

As of
December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$193,359
Restricted cash	5,015
Accounts receivable, net of allowance for doubtful accounts of $6,088 at December 31, 2011	154,878
Inventories, net	409,933
Prepaid expenses and other current assets	29,535
Total current assets	792,720

Non-current assets:
Property:
Property owned, net	935,136
Property leased under capital leases, net	54,563
Property, net	989,699
Goodwill	110,412
Intangible assets, net	115,213
Other assets	96,914
Total assets	$2,104,958

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current liabilities:
Debtor-in-possession credit agreement	$350,000
Current portion of obligations under capital leases	7,776
Current portion of real estate liabilities	450
Accounts payable	134,450
Book overdrafts	21,161
Accrued salaries, wages and benefits	88,707
Accrued taxes	33,588
Other accrued liabilities	68,002
Total current liabilities	704,134

Non-current liabilities:
Long-term obligations under capital leases	86,918
Long-term real estate liabilities	352,484
Deferred real estate income	31,862
Other non-current liabilities	100,914
Total liabilities not subject to compromise	1,276,312
Liabilities subject to compromise	2,200,074
Total liabilities	3,476,386

Series A redeemable preferred stock – no par value, $1,000 redemption value; authorized – 700,000 shares; issued – 179,020 shares at December 31, 2011	148,804

Stockholders’ deficit:
Common stock – $1 par value; authorized – 260,000,000 shares; issued and outstanding – 53,852,470 shares at December 31, 2011	53,852
Additional paid-in capital	508,537
Accumulated other comprehensive loss	(75,701)
Accumulated deficit	(2,006,920)
Total stockholders’ deficit	(1,520,232)
Total liabilities and stockholders’ deficit	$2,104,958

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited – in thousands)

Four Weeks Ended
December 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,135)
Adjustments to reconcile net loss to net cash provided by operating activities (see next page)	9,927
Changes in assets and liabilities:
Decrease in receivables	4,273
Decrease in inventories	7,630
Decrease in prepaid expenses and other current assets	15,549
Increase in other assets	(5,813)
Increase in accounts payable	373
Decrease in accrued salaries, wages and benefits, and taxes	(1,588)
Increase in other accruals	1,733
Decrease in other non-current liabilities	(257)
Payments for reorganization items	(8,655)
Other operating activities, net	135
Net cash provided by operating activities	15,172

CASH FLOWS FROM INVESTING ACTIVITIES:
Expenditures for property	(4,870)
Receipt of escrow monies held in deposit relating to lease contract assignment	6,000
Net cash provided by investing activities	1,130

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term real estate liabilities	(91)
Principal payments on capital leases	(807)
Payments of financing fees relating to the issuance of new debt and equity securities upon emergence	(4,525)
Payments of financing fees for debtor-in-possession financing	(88)
Decrease in book overdrafts	(14,238)
Net cash used in financing activities	(19,749)

Net decrease in cash and cash equivalents	(3,447)
Cash and cash equivalents at beginning of period	196,806
Cash and cash equivalents at end of period	$193,359

(1) See Schedule 1 for a listing of Debtor by case number.

See accompanying notes to consolidated financial statements.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY OPERATING ACTIVITIES:

Four Weeks Ended
December 31, 2011

Depreciation and amortization	$13,281
Gain on insurance recoveries	(2,155)
Gain on receipt of escrow monies held in deposit relating to lease contract assignment	(6,000)
Recognition of deferred real estate income	(274)
Reorganization items relating to continuing operations	4,978
Reorganization items relating to discontinued operations	9
Financing fees	88
Total adjustments to net loss	$9,927

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

1.              Background

General

The Great Atlantic & Pacific Tea Company, Inc. (“we,” “our,” “us” or “our Company”) is engaged in the retail food business.  Our Company operates stores under the following trade names: A&P®, SuperFresh®, Waldbaum’s®, Super Foodmart®, Food Basics®, The Food Emporium®, Best Cellars®, Best Cellars at A&P®, Pathmark® and Pathmark Sav-A-Center®.

Chapter 11 Reorganization Cases

On December 12, 2010, our Company and all of our U.S. subsidiaries (the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York in White Plains (the “Bankruptcy Court”), which are being jointly administered under case number 10-24549.   Management’s decision to initiate the Bankruptcy Filing was in response to, among other things, our Company’s deteriorating liquidity and management’s conclusion that the challenges of successfully implementing additional financing initiatives and of obtaining necessary cost concessions from our Company’s business and labor partners, was negatively impacting our Company’s ability to implement our previously announced turnaround strategy.  Our Company’s non-U.S. subsidiaries, which are immaterial on a consolidated basis and have no retail operations, were not part of the Bankruptcy Filing.

We are currently operating as debtors-in-possession pursuant to the Bankruptcy Filing and continuation of our Company as a going-concern is contingent upon, among other things, the Debtors’ ability (i) to comply with the terms and conditions of the DIP Credit Agreement described in Note 5 to this Monthly Operating Report; (ii) to develop a plan of reorganization and obtain confirmation of that plan under the Bankruptcy Code; (iii) to reduce debt and other liabilities through the bankruptcy process; (iv) to return to profitability, including by realizing necessary near-term cost concessions from our business and labor partners; (v) to generate sufficient cash flow from operations; and (vi) to obtain financing sources to meet our future obligations.  The uncertainty regarding these matters raises substantial doubt about our ability to continue as a going concern.

Amended and Restated Securities and Purchase Agreements

The summary of the provisions of the Amended and Restated Securities and Purchase Agreements (“Amended and Restated SPAs”) can be found in our Form 10-Q as of and for the period ended December 3, 2011.

Plan of Reorganization

The summary of the provisions of the Plan of Reorganization can be found in our Form 10-Q as of and the period ended December 3, 2011.

2.              Basis of Presentation

Debtors-in-Possession Financial Statements

The unaudited consolidated financial statements and supplemental information contained herein represent the consolidated financial information for the Debtors as of and for the four weeks ended December 31, 2011. Non-Debtor subsidiaries are deemed to be immaterial on a consolidated basis and related income statement and balance sheet activity has been reported separately on Schedule 3 and Schedule 4 under the column “Foreign Non-Debtor”.

Our Company was required to apply the FASB’s provisions of Reorganizations effective on December 12, 2010, which is applicable to companies in chapter 11, which generally does not change the manner in which financial statements are prepared.  However, it does require that the financial statements for periods subsequent to the Bankruptcy Filing distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.

The unaudited consolidated financial statements have been derived from the books and records of our Company. Certain financial information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and upon the application of such procedures (such as tests for asset impairment), we believe that the financial information will be subject to changes, and these

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

changes could be material. The financial information furnished in this report includes primarily normal recurring adjustments as well as all of the adjustments that would typically be made so that the quarterly financial statements are in accordance with U.S. GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted. Therefore, this report should be read in conjunction with our Company’s audited consolidated financial statements on Form 10-K as of and for the period ended February 26, 2011 and for the interim periods on Form 10-Q as of and for the periods ended June 18, 2011, September 10, 2011 and December 3, 2011, respectively.

The results of operations contained herein are not necessarily indicative of the results which may be expected for any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of our Company in the future.

Intercompany Transactions

Intercompany transactions between Debtor entities, as well as between Debtor and Non-Debtor subsidiaries, include, but are not limited to, intercompany cash sweep arrangements, intercompany financing arrangements, intercompany wages and intercompany inventory procurement.  The intercompany financing agreements include two loans from two of the Non-Debtor foreign subsidiaries to Shopwell, Inc., a Debtor of our Company; a 3.562% loan due on May 27, 2013 with an outstanding balance of principal and interest of approximately $94.0 million from A&P Bermuda Limited and a 2.85% loan due on January 15, 2014 with an outstanding balance of principal and interest of approximately $0.1 million from APTEA Hungry Liquidity Management Limited Liability Company. Both loans were transferred from Shopwell, Inc. to The Great A&P Tea Company during June 2010 prior to the Bankruptcy Filing.

All payments between the Debtor and Non-Debtor entities have been stayed at this time and we did not record contractual interest expense subsequent to the Bankruptcy filing. The intercompany balances due to / from entities, as shown on individual entities’ balance sheets included in the accompanying Consolidating Balance Sheets, represent the accumulation of activity over time.  These balances between Debtor entities have not been eliminated in the accompanying Consolidating Balance Sheets. Certain intercompany transactions have been eliminated in the accompanying Consolidated Statement of Operations.  Intercompany balances between the Debtor and Non-Debtor entities have been shown net in the consolidated financial statements.

Interest Expense

We recorded all contractual interest on secured debt for the four weeks ended December 31, 2011. We recorded interest accretion expense for capital leases and real estate liabilities, self-insurance reserves and GHI obligations.  Although we have recorded interest accretion expense, we have not made a final determination as to the value of any underlying assets or the rejection/assumption of any of the obligations that we have not assumed.  Once a determination is made, the accretion of the interest expense may change. We did not record contractual interest expense of $2.8 million for unsecured debt which is subject to compromise for the four weeks ended December 31, 2011.  Debt discounts and deferred financing fees for all debt which is subject to compromise were reclassified into the carrying value of the respective indebtedness upon the Bankruptcy Filing and the balances were then adjusted to the face value of the debt.  As a result of this reclassification, we ceased amortization of deferred financing fees and discounts effective as of the Bankruptcy Filing date. Such amounts may need to be adjusted in future periods.

Taxes and Insurance

We received approval to pay pre-petition employee withholding obligations in addition to employment and wage related taxes, sales and use taxes, and certain other taxes due in the normal course of business through certain court orders. As such, we have paid the applicable taxes when due except for amounts that are in dispute.

All post-petition tax obligations to the proper taxing authorities are current.  Deferred tax liabilities of $15.2 million are included within “Other accrued liabilities” in the Consolidated Balance Sheet.  Pre-petition amounts for leases not yet assumed owed for our pro-rata portion of certain taxes for which we reimburse third parties have not been paid.

Additionally, all insurance premiums are current and all insurance policies are in force as of December 31, 2011.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

Other non-current liabilities

Other non-current liabilities are comprised of $51.0 million for self-insurance reserves, $46.2 million for step rent liabilities, $0.9 million for closed locations reserves, $0.8 million for unfavorable lease liability, $0.4 million for deferred income and $1.6 million for other items that were incurred subsequent to the Bankruptcy Filing.  These amounts are not subject to compromise under the Bankruptcy Filing.

3.              Gain on Insurance Recoveries

In August 2011, Hurricane Irene had a major effect on certain portions of the Northeast region and resulted in the significant interruption of business for eleven of our Company stores. As of December 31, 2011, ten of these stores had fully resumed operations, but one store remains closed. We maintain insurance coverage for this type of loss which provides for reimbursement from losses resulting from property damage, loss of product as well as business interruption coverage.

During the four weeks ended December 31, 2011, we received additional cash payments of $2.5 million representing reimbursement of a portion of our losses caused by Hurricane Irene. Of this amount, $2.2 million was recorded as a gain to reduce “Store operating, general and administrative expense” in our Consolidated Statement of Operation. Additional gains are expected in future periods as more cash is collected.

4.              Receipt of Escrow Deposit

In August 2007, Pathmark entered into a leasehold assignment contract for the sale of its leasehold interests in one of its stores to CPS Operating Company LLC (“CPS”). Pursuant to the terms of the agreement, Pathmark was to receive $87.0 million for assigning and transferring to CPS all of Pathmark’s interests in the lease and CPS was to have assumed all of the duties and obligations of Pathmark under the lease. CPS deposited $6.0 million in escrow as a payment towards the purchase price for the lease, which deposit is non-refundable to CPS, except as otherwise expressly provided in the agreement. In December 2007, both parties have taken legal action in New York state court to obtain the $6.0 million deposit held in escrow. In May 2011, the Bankruptcy Court entered an order authorizing Pathmark and CPS to proceed with their New York state litigation notwithstanding the automatic stay.

In November 15, 2011, the New York court of appeals ruled that our Company was entitled to the summary judgment with respect to the escrow money deposit of $6.0 million including accrued interest of $0.6 million. These amounts totaling $6.6 million were recorded as a gain to reduce “Store operating, general and administrative expense” in our Consolidated Statement of Operation during the four weeks ended December 31, 2011.

5.              DIP Credit Agreement and Amended and Restated SPAs

In connection with the Bankruptcy Filing, on December 13, 2010, the Bankruptcy Court entered its interim financing order, among other things, permitting us to enter into a Superpriority Debtor-in-Possession Credit Agreement as amended and restated in its entirety by that certain Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of December 21, 2010, further amended and restated in its entirety by that certain Second Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of January 10, 2011, further amended and restated in its entirety by that certain Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of January 13, 2011, further amended by that certain First Amendment to the Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of July 8, 2011, further amended by that certain Second Amendment to the Third Amended and Restated Superpriority Debtor-in-Possession Credit Agreement dated as of September 21, 2011 (the “Second Amendment to the DIP Credit Agreement”), as may be further amended, amended and restated, supplemented or otherwise modified from time to time (the “DIP Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent (in such capacity, the “Agent”), the lenders from time to time party thereto (collectively, the “DIP Lenders”) and our Company and certain subsidiaries as borrowers thereunder.  On December 14, 2010, we satisfied all of the conditions to the effectiveness of the DIP Credit Agreement and to the initial closing thereunder and consummated the transactions contemplated thereunder including the refinancing in full of our Company’s and its applicable subsidiaries’ obligations under the

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

pre-existing first lien credit facility. The Bankruptcy Court entered a final order approving the DIP Credit Agreement on January 11, 2011.  Pursuant to the terms of the DIP Credit Agreement:

•

the DIP Lenders agreed to lend up to $800.0 million in the form of a $350.0 million term loan and a $450.0 million revolving credit facility with a $250.0 million sublimit for letters of credit, in each case subject to the terms and conditions therein;

•

our Company’s and the Subsidiary Borrower’s obligations under the DIP Credit Agreement and the other specified loan documents are guaranteed by our Company’s certain other subsidiaries that are Debtors (“Subsidiary Guarantors” and, together with our Company and the Subsidiary Borrowers, the “Loan Parties”); and

•

the Loan Parties’ obligations under the DIP Credit Agreement and such other specified loan documents are secured by a security interest in, and lien upon, substantially all of the Loan Parties’ existing and after-acquired personal and real property, having the priority and subject to the terms therein and in the order(s) entered into by the Bankruptcy Court, as applicable.

Our Company will have the option to have interest on the revolving loans under the revolving credit facility provided under the DIP Credit Agreement accrue at an alternate base rate plus 200 basis points or at adjusted LIBOR plus 300 basis points. Our Company will have the option to have interest on the term loan provided under the DIP Credit Agreement accrue at an alternate base rate plus 600 basis points or at adjusted LIBOR (with a floor of 175 basis points) plus 700 basis points. The DIP Credit Agreement limits, among other things, our Company’s and the other Loan Parties’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) prepay certain indebtedness and make other restricted payments, (v) enter into sale and leaseback transactions and (vi) modify the terms of certain indebtedness and certain material contracts. Notably, however, the DIP Credit Agreement permits our Company to use the proceeds generated from the sale of the Southern Stores in the operation of our business rather than requiring us to use those proceeds to reduce the Loan Parties’ outstanding indebtedness under the DIP Credit Agreement.

The DIP Credit Agreement also contains certain financial covenants. The Second Amendment to the DIP Credit Agreement amended the covenants regarding minimum excess availability and minimum cumulative EBITDA. The Second Amendment to the DIP Credit Agreement changed the measurement intervals for minimum excess availability requirements and reduced the minimum cumulative EBITDA requirements to have them measured beginning with respect to the period ending December 31, 2011 rather than prior to such time as required by the DIP Credit Agreement, provided that if the Company has filed a Plan of Reorganization reasonably satisfactory to the DIP Lenders prior to December 31, 2011, the measurement period for the minimum cumulative EBITDA covenant will be measured beginning on February 25, 2012. The financial covenants, as amended by the Second Amendment to the DIP Credit Agreement, include a minimum excess availability covenant of $100.0 million (or $75.0 million at any time after the delivery of the financial statements to the DIP Lenders for the period ended December 31, 2011 but prior to the delivery of financial statements to the DIP Lenders for the period ended February 25, 2012, or $50.0 million at any time thereafter), minimum liquidity covenant of $100.0 million and minimum cumulative EBITDA covenant as defined in the DIP Credit Agreement.  Minimum cumulative EBITDA measured beginning on September 11, 2011 to and including the applicable date set forth in table below is as follows (in millions):

Date	Minimum Cumulative EBITDA
December 31, 2011	10.0
January 28, 2012	25.0
February 25, 2012	40.0
March 24, 2012	55.0
April 21, 2012	70.0
May 19, 2012	85.0
June 16, 2012	100.0

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

The Administrative Agent for the DIP Lenders has confirmed that it is reasonably satisfied with our Company’s Plan of Reorganization and, as such, the minimum EBITDA covenants for the respective periods ended December 31, 2011 and January 28, 2012 have been waived. If the treatment of the DIP Lenders’ claims under the Plan of Reorganization is subsequently modified, the minimum cumulative EBITDA covenants for the respective periods ended December 31, 2011 and January 28, 2012 may revert. There is no guarantee that we will continue to receive such waiver for future periods from our DIP Lenders if we continue not to be in compliance with the required covenant.

Meeting our EBITDA covenant requires increasing levels of performance throughout the years, including the successful implementation of our business improvement initiatives. As part of these initiatives, we entered into a definitive supply agreement with C&S to provide Services and on December 5, 2011, we negotiated with union locals to obtain consensual modifications to collective bargaining agreements necessary for our successful reorganization. When establishing the EBITDA covenants, we anticipated entering these agreements earlier in the fiscal year. Due to the timing of the recently negotiated agreements, these savings did not start to be realized until the fourth quarter of 2011 but were included in EBITDA covenant requirement outlined above. As a result, we did not meet the cumulative EBITDA covenant as of December 31, 2011 and we do not expect to meet the covenant as of January 28, 2012 although, as noted above, these covenants have been waived. A financial covenant violation could result in termination of the DIP Credit Agreement and/or termination of our access to funding thereunder. If either (or both) of those were to occur, our Company could be without sufficient cash availability to meet our operating needs or satisfy our obligations as they fall due, in which instance we may be unable to successfully reorganize.

The DIP Credit Agreement matures upon the earliest to occur of (a) June 14, 2012, (b) the acceleration of the loans and the termination of the commitment thereunder, and (c) the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date thereof) of a plan of reorganization that is confirmed pursuant to an order entered by the Bankruptcy Court.

Amended and Restated SPAs

The summary of the provisions of the Amended and Restated SPAs can be found in our Form 10-Q as of and for the period ended December 3, 2011.

6.              Reorganization Items

Reorganization items represent amounts incurred as a direct result of the Bankruptcy Filing and was comprised of the following:

Four Weeks Ended
December 31, 2011
(in thousands)

Professional fees	$(4,724)
US Trustee fees	(83)
Write-off of balance sheet items related to rejected lease	(171)
Total reorganization items – continuing operations	(4,978)
Reorganization item – discontinued operations	(9)
Total reorganization items	$(4,987)

Professional fees of $4.7 million were accrued and $8.7 million were paid for the four weeks ended December 31, 2011.  U.S. Trustee fees of approximately $0.1 million were accrued for the four weeks ended December 31, 2011.

7.              Liabilities Subject to Compromise

As a result of the Bankruptcy Filing, the payment of pre-petition indebtedness is subject to compromise or other treatment under a Plan of Reorganization. Generally, actions to enforce or otherwise effect payment of pre-Bankruptcy Filing liabilities are stayed. Although payment of pre-petition claims generally is not permitted, the Bankruptcy Court granted the Debtor authority to pay certain pre-petition claims in designated categories and subject to certain terms and conditions. This relief generally was designed to preserve

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

the value of our Company’s businesses and assets. Among other things, the Bankruptcy Court authorized us to pay certain pre-petition claims relating to employee wages and benefits, customers, vendors, and suppliers.

We have been paying and intend to continue to pay undisputed post-petition claims in the normal course of business. In addition, we may reject pre-petition executory contracts and unexpired leases with respect to our operations, with the approval of the Bankruptcy Court. Any damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as “Liabilities subject to compromise” in our Consolidated Balance Sheets. We previously notified all known claimants subject to the bar date of their need to file a proof of claim with the Bankruptcy Court. A bar date is the date by which claims against our Company must be filed if the claimants disagree with the amounts included in our schedule of assets and liabilities filed with the Bankruptcy Court and wish to receive any distribution in the Bankruptcy Filing. The bar date of June 17, 2011 set by the Bankruptcy Court has passed. Thus far, claimants filed over nine thousand claims against our Company, asserting approximately $28.0 billion worth of liabilities.  Our Company and our retained professionals are continuing to review and analyze the proofs of claim submitted by claimants and will investigate any material differences between these claims and liability amounts estimated by our Company. If necessary, in the event of a claims dispute, the Bankruptcy Court will make a final determination whether such claims should be allowed and, if so, the appropriate amount of such allowed claims. The ultimate amount of such liabilities is not determinable at this time.

Pre-petition liabilities that are subject to compromise are required to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts.  The amounts currently classified as “Liabilities subject to compromise” may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.  We expect that certain amounts currently classified as “Liabilities subject to compromise” may in fact be paid in the normal course of business as they come due.  Any resulting changes in classification will be reflected in subsequent monthly operating reports.

Liabilities subject to compromise consist of the following (in thousands):

As of December 31, 2011
Accounts payable	$168,862
Accrued salaries, wages, and benefits	10,961
Self-insurance reserves	377,821
Damages claim for rejected leases	184,782
Pension withdrawal liabilities	115,638
GHI contractual liability for employee benefits	101,327
Accrued occupancy related costs for open stores	20,425
Deferred income	33,593
Accrued audit, legal and other	6,840
Accrued interest	58,989
Other postretirement and postemployment benefits	41,977
Other accruals	848
Pension plan benefits	132,931
Step rent liabilities	2,117
Other noncurrent liabilities	9,328
5.125% Convertible Senior Notes, due June 15, 2011	165,000
Related Party Promissory Note, due August 18, 2011	10,000
9.125% Senior Notes, due December 15, 2011	12,840
6.750% Convertible Senior Notes, due December 15, 2012	255,000
11.375% Senior Secured Notes, due August 1, 2015	260,000
9.375% Notes, due August 1, 2039	200,000
Other debt	2,369
Obligations under capital leases	6,762
Real estate liabilities	21,664
Total liabilities subject to compromise	$2,200,074

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)

Liabilities subject to compromise include liabilities related to pre-petition purchases and interest payments, some of which were scheduled for payment in the December 2011 period.  As a result, the December 2011 cash flows from operations were favorably affected by the stay of payment related to the liabilities.

Assumed Leases

During the four weeks ended December 31, 2011, our Company assumed 140 real estate leases, including leases for sub-lease locations. In connection with the assumption of the leases, the related liability balances previously classified as “Liabilities subject to compromise” were reclassified to the respective balance sheet captions in our Consolidated Balance Sheet. In addition, undisputed cure amounts related to these leases in the amount of approximately $2.2 million have been paid to the landlords.

Non-Debtor Financing Agreements

Intercompany financing agreements with foreign non-Debtor subsidiaries of $94.1 million are not reflected in the above liabilities subject to compromise table as these amounts were eliminated on a consolidated basis.

8.              Post-petition Accounts Payable and Accrued Expenses

To the best of our knowledge, all undisputed post-petition accounts payable and accrued expenses have been paid, or are being paid under agreed-upon payment terms.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

SCHEDULE 1: SCHEDULE OF DISBURSEMENTS

Case Number:	Debtor Name:	Disbursements for the four weeks ended December 31, 2011:
087-10-24548	APW SUPERMARKETS, INC.	$27,525,558.22
087-10-24549	THE GREAT ATLANTIC & PACIFIC	108,193,170.82
087-10-24550	2008 BROADWAY, INC.	—
087-10-24551	AAL REALTY CORPORATION	—
087-10-24552	ADBRETT CORPORATION	—
087-10-24553	AMSTERDAM TRUCKING CORPORATION	—
087-10-24554	APW SUPERMARKET CORPORATION	—
087-10-24555	BERGEN STREET PATHMARK, INC.	—
087-10-24556	BEST CELLARS DC, INC.	—
087-10-24557	BEST CELLARS, INC.	164,966.15
087-10-24558	BEST CELLARS LICENSING, CORP.	—
087-10-24559	BEST CELLARS MASSACHUSETTS, INC.	79.93
087-10-24560	BEST CELLARS VA, INC.	—
087-10-24561	BEV, LTD	2,740.67
087-10-24562	BORMAN’S INC.	96,483.61
087-10-24563	BRIDGE STUART, INC.	—
087-10-24564	CLAY-PARK REALTY, CORP.	—
087-10-24565	COMPASS FOODS, INC.	—
087-10-24566	EAST BRUNSWICK STUART, LLC	—
087-10-24567	FARMER JACKS OF OHIO, INC.	—
087-10-24568	FOOD BASICS, INC.	6,630,152.72
087-10-24569	GRAMATAN FOODTOWN CORP.	—
087-10-24570	GRAPE FINDS AT DUPONT, INC.	—
087-10-24571	GRAPE FINDS LICENSING, CORP.	—
087-10-24572	GREENLAWN LAND DVLPMNT, CORP.	—
087-10-24573	HOPELAWN PROPERTY I, INC.	4,140.13
087-10-24574	KOHL’S FOOD STORES, INC.	28.43
087-10-24575	KWIK SAVE, INC.	—
087-10-24576	LANCASTER PIKE STUART, LLC	—
087-10-24577	LBRO REALTY, INC.	—
087-10-24578	MAC DADE BOULEVARD STUART, LLC	—
087-10-24579	MCLEAN AVENUE PLAZA, CORP.	—
087-10-24580	MILIK SERVICE COMPANY, LLC	—
087-10-24581	MONTVALE HOLDINGS, INC.	—
087-10-24582	N. JERSEY PROPERTIES, INC. VI	—
087-10-24583	ONPOINT, INC.	—
087-10-24584	PATHMARK STORE, INC.	96,741,318.90
087-10-24585	PLAINBRIDGE, LLC	300,886,890.34
087-10-24586	SEG STORES, INC.	9,368.29
087-10-24587	SHOPWELL, INC.	11,916,469.01
087-10-24588	SHOPWELL, INC.	—
087-10-24589	SPRING LANE PRODUCE CORP.	—
087-10-24590	SUPER FRESH FOOD MARKETS, INC.	14,222,071.28
087-10-24591	SUPER FRESH/SAV A CENTER, INC.	11,889.12
087-10-24592	SUPER MARKET SERVICES, CORP.	—
087-10-24593	SUPER PLUS FOOD WAREHOUSE, INC.	—
087-10-24594	SUPERMARKETS OIL COMPANY, INC.	—
087-10-24595	THE FOOD EMPORIUM, INC.	—
087-10-24596	THE OLD WINE EMPORIUM	246,964.46
087-10-24597	THE S. DAKOTA GREAT ATLANTIC	—
087-10-24598	TRADEWELL FOODS OF CONN., INC.	511,625.07
087-10-24599	UPPER DARBY STUART, LLC	—
087-10-24600	WALDBAUM, INC.	1,829,925.69
087-10-24601	LO-LO DISCOUNT STORES, INC.	—
	GRAND TOTALS:	$568,993,842.84

Certain Debtor entities make disbursements on behalf of the other Debtor entities.  Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al. (1)

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

SCHEDULE 2: DEBTOR QUESTIONNAIRE

	Must be completed each month. If the answer to any of the questions is “Yes”, provide a detailed explanation of each item. Attach additional sheets if necessary.	Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period?		✓
2.	Have any funds been disbursed from any account other than a debtor-in-possession account this reporting period?		✓
3.	Is the Debtor delinquent in the timely filing of any post-petition tax returns?		✓
4.	Are worker compensation, general liability or other necessary insurance coverage expired or cancelled, or has the Debtor received notice of expiration or cancellation of such policies?		✓
5.	Is the Debtor delinquent in paying any insurance premium payment?		✓
6.	Have any payments been made on pre-petition liabilities this reporting period?	✓(a)
7.	Are any post-petition receivables (accounts, notes, or loans) due from related parties?		✓
8.	Are any post-petition payroll taxes past due?		✓
9.	Are any post-petition State or Federal income taxes past due?		✓
10.	Are any post-petition real estate taxes past due?	✓(b)
11.	Are any other post-petition taxes past due?		✓
12.	Have any pre-petition taxes been paid during this reporting period?	✓(c)
13.	Are any amounts owed to post-petition creditors delinquent?		✓
14.	Are any wage payments past due?	✓(d)
15.	Have any post-petition loans been received by the Debtor from any party?		✓
16.	Is the Debtor delinquent in paying any U.S. Trustee fees?		✓
17.	Is the Debtor delinquent with any court ordered payments to attorneys or other professionals?		✓
18.	Have the owners or shareholder received any compensation outside of the normal course of business?		✓

Explanations to “Yes” answers:

(a)	Payments made on certain pre-petition liabilities were made pursuant to various court orders.
(b)	Certain post-petition taxes related to closed locations were not paid during the bankruptcy while lease assumption and rejection decisions were completed.
(c)

Due to the assumption of real estate leases (refer to Note 7 - Liabilities Subject to Compromise), landlords were reimbursed for pre-petition real estate taxes paid on our behalf as cure amounts during the four weeks ended December 31, 2011.

(d)	Certain severance payments have not been made and have been classified as part of “Liabilities subject to compromise”; however, wage payments for existing employees are current.

(1) See Schedule 1 for a listing of Debtor by case number.

Case No. 10-24549 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

SCHEDULE 3: CONSOLIDATING STATEMENTS OF OPERATIONS

FOR THE FOUR WEEKS ENDED DECEMBER 31, 2011

(Unaudited - in thousands)

	APW Supermarket	Bev LTD	Borman’s Inc	Shopwell	Super Fresh/Sav	Super Fresh	The Great A&P	The Old Wine
					-A-Center	Food Markets	Tea Co	Emporium
	10-24548	10-24561	10-24562	10-24587	10-24591	10-24590	10-245549	10-24596
Sales	$88,679	$-	$-	$20,304	$-	$40,592	$150,247	$366

Cost of merchandise sold	(62,076)	-	-	(11,299)	-	(28,279)	(104,015)	(289)
Gross margin	26,603	-	-	9,005	-	12,313	46,232	77

Store operating, general and administrative expense	(26,817)	5	-	(7,739)	-	(12,400)	(41,160)	(51)
(Loss) income from continuing operations before interest expense and reorganization items	(214)	5	-	1,266	-	(87)	5,072	26

Interest expense	(384)	-	-	-	-	(147)	(7,204)	-
Reorganization items	(109)	-	-	-	-	(24)	(4,825)	-
(Loss) income from continuing operations before provision for income taxes	(707)	5	-	1,266	-	(258)	(6,957)	26
Provision for income taxes	-	-	-	-	-	-	(35)	-
(Loss) income from continuing operations	(707)	5	-	1,266	-	(258)	(6,992)	26
(Loss) income from operations of discontinued businesses	-	-	(297)	-	-	-	(23)	-
Reorganization items	-	-	-	-	(9)	-	-	-
Loss (income) from discontinued operations	-	-	(297)	-	(9)	-	(23)	-
Net (loss) income	$(707)	$5	$(297)	$1,266	$(9)	$(258)	$(7,015)	$26

Case No. 10-245949 (RDD) Jointly Administered

16

Tradewell Foods	Waldbaums Inc	US Food Basics	Pathmark Inc	Plainbridge	E Brusnswick	Best Cellars	SEG	Total

10-24598	10-24600	10-24568	10-24584	10-24585	10-24566	10-24557	10-24586
$1,387	$2,880	$18,253	$225,574	$-	$-	$242	$-	$548,524

(947)	(1,924)	(15,099)	(163,467)	-	-	(150)	-	(387,545)
440	956	3,154	62,107	-	-	92	-	160,979

(388)	(894)	(3,233)	(60,371)	(273)	(79)	(82)	11	(153,471)
52	62	(79)	1,736	(273)	(79)	10	11	7,508
-	(517)	(136)	(1,913)	-	-	-	-	(10,301)
-	-	-	(20)	-	-	-	-	(4,978)
52	(455)	(215)	(197)	(273)	(79)	10	11	(7,771)
-	-	-	-	-	-	-	-	(35)
52	(455)	(215)	(197)	(273)	(79)	10	11	(7,806)
-	-	-	-	-	-	-	-	(320)
-	-	-	-	-	-	-	-	(9)
-	-	-	-	-	-	-	-	(329)
$52	$(455)	$(215)	$(197)	$(273)	$(79)	$10	$11	$(8,135)

Case No. 10-245949 (RDD) Jointly Administered

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. et al.

(DEBTORS-IN-POSSESSION)

MONTHLY OPERATING REPORT FOR DECEMBER 2011 (PERIOD 11)

SCHEDULE 4: CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2011

(Unaudited - in thousands)

	APW Supermarket	Bev LTD	Borman’s Inc	Farmer Jacks	Hopelawn	Kohl’s Food	Shopwell	Super Fresh/Sav	Super Fresh	The Great A&P	The Old Wine	Tradewell Foods	Waldbaums Inc	US Food Basics
				of Ohio	Property I Inc	Stores		-A-Center	Food Markets	Tea Co	Emporium

	10-24548	10-24561	10-24562	10-24567	10-24573	10-24574	10-24587	10-24591	10-24590	10-245549	10-24596	10-24598	10-24600	10-24568
ASSETS
Current assets:
Cash and cash equivalents	$5,624	$-	$-	$-	$-	$-	$786	$-	$2,387	$159,099	$32	$29	$133	$1,102
Restricted cash	201	-	-	-	-	-	-	-	-	4,690	-	-	-	84
Accounts receivable, net	7,485	-	3	-	-	-	882	-	5,066	94,364	1	27	583	689
Inventories, net	60,880	-	-	-	-	-	8,654	-	31,028	131,869	496	804	2,185	10,167
Prepaid expenses and other current assets	1,747	1	-	-	-	-	2,295	-	671	19,464	2	88	174	189
Total current assets	75,937	1	3	-	-	-	12,617	-	39,152	409,486	531	948	3,075	12,231
Non-current assets:
Property
Property owned, net	102,402	-	481	-	-	-	32,686	-	50,583	195,365	30	848	19,145	25,049
Property leased under capital leases, net	-	-	-	-	-	-	-	-	-	4,705	-	-	-	-
Property, net	102,402	-	481	-	-	-	32,686	-	50,583	200,070	30	848	19,145	25,049
Goodwill	31,487	-	-	-	-	-	12,110	-	-	33,042	-	-	27,798	4,147
Intangible assets, net	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other assets	3,861	-	-	-	-	-	1,263	-	710	83,746	-	20	77	461

Total assets	$213,687	$1	$484	$-	$-	$-	$58,676	$-	$90,445	$726,344	$561	$1,816	$50,095	$41,888

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Debtor-in-possession credit agreement	$-	$-	$-	$-	$-	$-	$-	$-	$-	$350,000	$-	$-	$-	$-
Current portion of obligations under capital leases	-	-	-	-	-	-	-	-	-	616	-	-	-	-
Current portion of real estate liabilities	346	-	-	-	-	-	-	-	67	68	-	-	-	(59)
Accounts payable	18,331	1	169	-	-	-	5,635	-	8,544	34,634	121	263	524	8,758
Book overdrafts	-	-	-	-	-	-	-	-	-	21,161	-	-	-	-
Accrued salaries, wages and benefits	11,413	-	-	-	-	-	2,682	-	5,358	38,350	9	158	272	501
Accrued taxes	2,841	-	-	-	-	-	771	-	789	23,190	27	28	46	318
Other accrued liabilities	5,732	4	15	-	-	1	2,095	1	2,335	139,796	3	229	447	864
Total current liabilities	38,663	5	184	-	-	1	11,183	1	17,093	607,815	160	678	1,289	10,382
Non-current liabilities:
Long-term obligations under capital leases	-	-	-	-	-	-	-	-	-	9,026	-	-	-	-
Long-term real estate liabilities	106,153	-	-	-	-	-	-	-	15,331	102,022	-	-	-	13,669
Deferred real estate income	5,350	-	-	-	-	-	10,015	-	3,446	8,813	-	1,086	2,532	25
Other non-current liabilities	9,904	-	-	-	-	-	8,941	-	4,101	70,588	-	390	236	141
Intercompany, net	(385,129)	1,604	147,816	37,144	20,318	(281,284)	(263,887)	(29,765)	222,959	(337,242)	964	(8,738)	(98,428)	90,104

Total liabilities not subject to compromise	(225,059)	1,609	148,000	37,144	20,318	(281,283)	(233,748)	(29,764)	262,930	461,022	1,124	(6,584)	(94,371)	114,321
Liabilities subject to compromise	35,731	13	60,252	9,554	1,400	4,369	13,016	8,598	24,251	1,884,525	10	452	5,522	8,740
Total liabilities	(189,328)	1,622	208,252	46,698	21,718	(276,914)	(220,732)	(21,166)	287,181	2,345,547	1,134	(6,132)	(88,849)	123,061

Series A redeemable preferred stock	-	-	-	-	-	-	-	-	-	148,804	-	-	-	-

Stockholders’ equity (deficit):
Common stock	-	-	-	-	-	-	-	-	-	53,852	-	-	-	-
Additional paid-in capital	291,299	-	78,031	-	-	31,200	70,209	-	13,419	(341,859)	-	-	685	-
Accumulated other comprehensive loss	-	-	-	-	-	-	-	-	-	(75,701)	-	-	-	-
Retained earnings (accumulated deficit)	111,716	(1,621)	(285,799)	(46,698)	(21,718)	245,714	209,199	21,166	(210,155)	(1,389,601)	(573)	7,948	138,259	(81,173)
Accumulated translation adjustment	-	-	-	-	-	-	-	-	-	(14,698)	-	-	-	-
Total stockholders’ equity (deficit)	403,015	(1,621)	(207,768)	(46,698)	(21,718)	276,914	279,408	21,166	(196,736)	(1,768,007)	(573)	7,948	138,944	(81,173)
Total liabilities and stockholders’ equity (deficit)	$213,687	$1	$484	$-	$-	$-	$58,676	$-	$90,445	$726,344	$561	$1,816	$50,095	$41,888

Case No 10-24549 (RDD) Jointly Administered

17

Pathmark Inc	Plainbridge	Delaware County	E Brusnswick	Best Cellars	SEG	Best Cellars	Best Cellars of	Grape Finds at	SMS	2008 B’Way	South Dakota	Bridge Stuart	Adbrett Corp	Bergen Street	Foreign	Total
						Mass Inc	Virgina Inc	Dupont, Inc			Great A&P Tea	Inc		Pathmark Inc	Non-Debtor
10-24584	10-24585	Dairies	10-24566	10-24557	10-24586	10-24559	10-24560	10-24570	10-24592	10-24550	10-24597	10-24563	10-24552	10-24555

$22,433	$-	$-	$-	$5	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$1,729	$193,359
40	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	5,015
28,528	17,110	-	-	-	140	-	-	-	-	-	-	-	-	-	-	154,878
163,377	360	-	-	113	-	-	-	-	-	-	-	-	-	-	-	409,933
4,822	71	-	-	11	-	-	-	-	-	-	-	-	-	-	-	29,535
219,200	17,541	-	-	129	140	-	-	-	-	-	-	-	-	-	1,729	792,720

483,561	1,926	-	22,494	90	-	-	-	-	-	476	-	-	-	-	-	935,136
49,858	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	54,563
533,419	1,926	-	22,494	90	-	-	-	-	-	476	-	-	-	-	-	989,699
-	-	-	-	1,828	-	-	-	-	-	-	-	-	-	-	-	110,412
115,213	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	115,213
6,213	492	-	-	40	-	31	-	-	-	-	-	-	-	-	-	96,914

$874,045	$19,959	$-	$22,494	$2,087	$140	$31	$-	$-	$-	$476	$-	$-	$-	$-	$1,729	$2,104,958

$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$350,000
7,160	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	7,776
28	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	450
52,969	4,313	-	-	130	-	-	2	(1)	-	-	-	-	-	-	57	134,450
-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	21,161
29,697	262	-	-	5	-	-	-	-	-	-	-	-	-	-	-	88,707
5,418	45	-	-	70	-	-	-	-	50	-	-	(3)	-	(2)	-	33,588
10,301	236	-	-	1	33	1	10	-	-	1	-	-	-	-	(94,103)	68,002
105,573	4,856	-	-	206	33	1	12	(1)	50	1	-	(3)	-	(2)	(94,046)	704,134

77,892	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	86,918
115,309	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	352,484
595	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	31,862
3,986	(24)	-	-	-	(8)	-	-	-	-	-	-	-	-	-	2,659	100,914
1,561,490	(7,801)	(19)	19,718	2,378	(555)	327	501	121	(13,741)	(1,210)	(673,883)	232	(1,821)	782	(2,955)	-

1,864,845	(2,969)	(19)	19,718	2,584	(530)	328	513	120	(13,691)	(1,209)	(673,883)	229	(1,821)	780	(94,342)	1,276,312
137,979	5,487	-	-	26	-	5	143	1	-	-	-	-	-	-	-	2,200,074
2,002,824	2,518	(19)	19,718	2,610	(530)	333	656	121	(13,691)	(1,209)	(673,883)	229	(1,821)	780	(94,342)	3,476,386

-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	148,804

-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	53,852
-	-	-	-	-	-	-	-	-	52	454	329,010	-	-	-	36,037	508,537
-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(75,701)
(1,128,779)	17,441	19	2,776	(523)	670	(302)	(656)	(121)	13,639	1,231	344,873	(229)	1,821	(780)	45,336	(2,006,920)
-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	14,698	-
(1,128,779)	17,441	19	2,776	(523)	670	(302)	(656)	(121)	13,691	1,685	673,883	(229)	1,821	(780)	96,071	(1,520,232)
$874,045	$19,959	$-	$22,494	$2,087	$140	$31	$-	$-	$-	$476	$-	$-	$-	$-	$1,729	$2,104,958

Case No 10-24549 (RDD) Jointly Administered